Rule 424(B)(3)
                                                              File No. 333-94529


                                SUPPLEMENT NO. 1

                                       TO

                        PROPECTUS DATED JANUARY 18, 2000

                          ADVANCED VIRAL RESEARCH CORP.


         Information contained in this Supplement No. 1 is intended to update the information contained in the Prospectus dated January 18, 2000 of Advanced Viral Research Corp., and is incorporated by reference into such Prospectus. The following information should be read in conjunction with the Prospectus.

         On January 19, 2000, pursuant to notice by RBB Bank Aktiengesellschaft, the holder of our 7% convertible debenture due October 31, 2008, $1,122,500 of the principal amount of the debenture was converted into 8,252,746 shares of our common stock, par value $0.00001.

         On January 19, 2000, pursuant to notice by Focus Investors, LLC, the holder of our 7% convertible debentures due August 3, 2009, $300,000 of the principal amount of the debentures was converted into 2,178,155 shares of our common stock.


                          ADVANCED VIRAL RESEARCH CORP.

                 The date of this Supplement is January 21, 2000